Exhibit 10.1

February 21, 2012

ViaSat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Attention: Paul Castor, Esq.

Re:	Ninth Amendment to Fourth Amended and Restated Revolving Loan Agreement (this “Amendment”)

Gentlemen:

We refer to that certain Fourth Amended and Restated Revolving Loan Agreement dated as of July 1, 2009 among ViaSat, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto, Union Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Compass Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents, Credit Suisse AG, Cayman Islands Branch and Bank of the West, as Co-Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Union Bank, N.A., as Joint Lead Arrangers and Joint Book Runners, and Union Bank, N.A., as Collateral Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

The Borrower has requested, and the Requisite Lenders have agreed, effective as of the date first set forth above, to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment. Accordingly:

(a) The Credit Agreement is amended so that the definition of “Permitted Additional Senior Indebtedness” is amended and restated in its entirety to read as follows:

“Permitted Additional Senior Indebtedness” means, collectively, (i) senior unsecured or senior secured Indebtedness of the Borrower issued under an indenture under the Trust Indenture Act of 1939; provided that, in the event such Indebtedness is secured, (a) the maturity date under the indenture for such Indebtedness shall in no event occur before the Maturity Date hereunder, (b) the indenture for such Indebtedness shall not contain any covenants that require Borrower to maintain certain specified levels of earnings, leverage or similar financial tests (provided that the foregoing shall not preclude such indenture from containing any such tests as a condition to entering into and/or consummating certain transactions, such as the incurrence of other indebtedness, making of investments or payments of dividends and other restricted payments; provided the same are on market terms and conditions (as determined in the reasonable discretion of the Requisite Lenders)), (c) such Indebtedness shall not be secured by more or different Collateral than that securing the Obligations, nor guaranteed by more or different obligors than those guaranteeing the Obligations, and any documents evidencing such security and/or such guaranties shall be substantially the same as, and no more burdensome to the obligors than, the Security Agreements covering the same Collateral and/or the Guaranties covering the Guaranty Obligations and (d) the terms and conditions of such Indebtedness pursuant to any indenture or other agreement executed in connection therewith shall not impose restrictions that prevent any obligor under the Loan Documents from complying with the Loan Documents to which such obligor is a Party; (ii) Indebtedness of the Subsidiary Guarantors under any Guaranty Obligations in respect thereof; and (iii) any Permitted Refinancing Indebtedness in respect thereof; provided that (x) the principal amount of the preceding clauses (i), (ii) and (iii) collectively do not exceed $600,000,000 in the aggregate at any time; and (y) the same shall (to the extent secured) be subject to the terms and conditions of an intercreditor agreement that is in form and substance reasonably acceptable to the Requisite Lenders. For the avoidance of doubt, each of the 2009 Senior Notes and the 2012 Senior Notes, and the associated Exchange Notes and Guaranty Obligations of the Subsidiary Guarantors in respect thereof, constitute Permitted Additional Senior Indebtedness.

(b) The Credit Agreement is amended to add the following new defined terms in proper alphabetical order to Section 1.1 thereof:

“Exchange Notes” means any registered senior notes issued in exchange for unregistered senior notes, which exchange notes are substantially identical in all material respects to such unregistered senior notes, except for the modification or elimination of provisions related to transfer restrictions and additional interest for a registration default.

“2012 Senior Notes” means senior unsecured notes in an aggregate principal amount of up to $300,000,000 to be issued by the Borrower in February or March of 2012, the maturity date for which shall in no event occur on or before the Revolving Loan Maturity Date.

The governing law and venue provisions of Section 11.17 of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This letter amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart. Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement” in the Credit Agreement, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. The Borrower hereby (a) represents and warrants that, after giving effect to this letter amendment, the issuance of the 2012 Senior Notes shall not cause a Default or Event of Default to occur under the Credit Agreement and (b) agrees to promptly deliver executed copies of all material documents entered into in connection with the 2012 Senior Notes as requested by the Administrative Agent. This letter amendment shall be deemed a “Loan Document” as defined in the Credit Agreement.

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If you are in agreement with the foregoing, please execute this letter in the space provided below.

Very truly yours,

VIASAT, INC.

By:	/s/ Ron Wangerin
Name:	Ron Wangerin
Title:	CFO

Ninth Amendment

UNION BANK, N.A., as Administrative Agent

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Vice President

UNION BANK, N.A.,
as Collateral Agent

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Mark Adelman

UNION BANK, N.A.,
as a Lender and Swing Line Lender

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Mark Adelman

Ninth Amendment

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Christopher D. Pannacciulli
Name:	Christopher D. Pannacciulli
Title:	Senior Vice President

Ninth Amendment

BANK OF THE WEST, as a Lender

By:	/s/ Emily J. Kitchell
Name:	Emily J. Kitchell
Title:	Assistant Vice President

Ninth Amendment

CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Steve DeLong
Name:	Steve DeLong
Title:	Senior Vice President & Manager

Ninth Amendment

COMERICA BANK, as a Lender

By:	/s/ Don R. Carruth
Name:	Don R. Carruth
Title:	Vice President

Ninth Amendment

COMPASS BANK, as a Lender

By:	/s/ Erik Velastegui
Name:	Erik Velastegui
Title:	SVP

Ninth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ John D. Toronto
Name:	John D. Toronto
Title:	Managing Director

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Associate

Ninth Amendment

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Anna C. Araya
Name:	Anna C. Araya
Title:	Vice President

Ninth Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Irie Dadabhoy
Name:	Irie Dadabhoy
Title:	Loan Team Manager

Ninth Amendment

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